EXHIBIT 99.1
                                                                    ------------


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                                   JULY 24, 2003

                              Contacts:        Melanie J. Dressel, President and
                                                         Chief Executive Officer
                                                                  (253) 305-1911

                                     Gary R. Schminkey, Executive Vice President
                                                     and Chief Financial Officer
                                                                  (253) 305-1966



                COLUMBIA BANKING SYSTEM ANNOUNCES SOUND EARNINGS
                             FOR SECOND QUARTER 2003


SECOND QUARTER HIGHLIGHTS

     o    NET INCOME OF $4.8 MILLION, UP 51% FROM 2ND QUARTER 2002.
     o    DILUTED EARNINGS PER SHARE OF $0.35, UP 46% FROM THE PRIOR YEAR.
     o NONINTEREST INCOME UP 24% AND 30% COMPARED TO 2ND QUARTER AND THE FIRST 6 MONTHS OF 2002, RESPECTIVELY.
     o    AVERAGE CORE DEPOSIT GROWTH OF 15%, COMPARED WITH THE PRIOR YEAR.
     o TOTAL NONPERFORMING ASSETS DECREASED 61% FROM JUNE 30, 2002; ALLOWANCE FOR LOAN LOSSES TO NONPERFORMING ASSETS IMPROVED TO 210%.
     o ALLOWANCE FOR LOAN LOSSES TO TOTAL LOANS IMPROVED TO 1.82% FROM 1.36% A YEAR AGO.
     o RETURN ON EQUITY AND RETURN ON ASSETS IMPROVED TO 13.61% AND 1.12%, RESPECTIVELY, IN 2ND QUARTER 2003.


          TACOMA, WASHINGTON---Columbia Banking System, Inc. (Nasdaq: COLB) today announced net income for the second quarter ended June 30, 2003 of $4.8 million, an increase of 51% compared to $3.2 million for the second quarter of 2002. For the same periods, earnings per share increased 46% to $0.35 per diluted share, from $0.24 per diluted share. Total nonperforming assets decreased $14.8 million, or 61%, from $24.3 million at June 30, 2002 to $9.5 million at June 30, 2003. Noninterest income for the second quarter 2003 was $5.7 million, an increase of 24% from $4.6 million for the second quarter 2002. Noninterest expense for the second quarter 2003 decreased 1%, to $14.0 million, from $14.2 million a year ago.

          Net income for the six months ended June 30, 2003 was $9.2 million, an increase of $6.5 million from net income of $2.7 million for the first six months of 2002. On a diluted per share basis, net income for the six months ended June 30, 2003 was $0.68, compared with $0.20 cents for the same period last year. This increase in net income is primarily due to lower loan loss provisions than the prior year. Additionally, noninterest income for the first six months of 2003 improved to $11.3 million, a 30% increase from $8.7 million the prior year. Noninterest expense for the first six months of 2003 was unchanged at $27.7 million, compared to $27.8 million a year ago.

          "Our earnings improved during the second quarter, despite a continued slow economy in the Pacific Northwest and a challenging interest rate environment," stated Melanie J. Dressel, President and Chief Executive Officer. "We continue to focus on improving our business processes with the ultimate goal of enhancing profitability. Columbia's noninterest income improved significantly in virtually all categories compared to last year, while noninterest expenses decreased slightly from a year ago."

          Ms. Dressel further noted, "One of our most significant achievements this quarter was in the area of problem loans, as evidenced by the improvement in the ratio of our allowance for loan losses to total loans and our coverage of nonperforming assets. In the second quarter 2003, the provision for loan losses was $1.0 million, as compared to $2.0 million for the same period in 2002. Nonperforming assets decreased 61% from June 30, 2002 and 32% from March 31, 2003. The allowance for loan losses to nonperforming assets improved to 210% from 65% a year ago. We are pleased with this dramatic decrease in nonperforming assets, reflecting our ongoing focus on the quality of our loan portfolio."

          At June 30, 2003, Columbia's total assets were $1.7 billion, an increase of 8% from $1.6 billion at June 30, 2002. Total loans were $1.1 billion at June 30, 2003, down 5% from June 30, 2002, and total securities rose to $386.0 million at June 30, 2003, an increase of 59% from the prior year. Total deposits increased 15% from June 30, 2002, ending at $1.5 billion at June 30, 2003. Core deposits at June 30, 2003 were $1.1 billion, an increase of $199 million, or 23%, compared with 2002.

          Ms. Dressel continued, "Total loans have decreased, primarily due to the slow economy which has resulted in lower line of credit usage, as well as softened demand for new commercial loans as businesses reduced inventory and paid down debt. In this rate environment, the strongest demand is for fixed rate commercial real estate loans. We continue to manage our interest rate risk by focusing on assets with relatively short durations."

          "Although our South Sound regional economy, where over 75% of our market is currently centered, is poised to lead the state in economic activity this year, a slow recovery is predicted," Ms. Dressel further noted. "We will continue to leverage the strong base of branches we have built in our existing market areas. Our primary emphasis will be to provide a complete banking relationship for businesses, the business owners and their employees."


OPERATING RESULTS
QUARTER ENDED JUNE 30, 2003

NET INTEREST INCOME

          Net interest income for the second quarter of 2003 increased 1% to $16.1 million, from $15.9 million for the three months ended June 30, 2002. The increase is due to the growth in core deposits and reflects the steps the Company has taken to manage its deposit costs.

          With the decreases in the prime rate since the fourth quarter 2002, the Company experienced downward pressure on its net interest margin. Net interest margin decreased to 4.26% in the second quarter of 2003, from 4.54% for the same period last year. Average interest-earning assets grew to $1.55 billion, or 9%, during the second quarter of 2003, compared with $1.43 billion in the second quarter of 2002. The yield on average interest-earning assets decreased 87 basis points (a basis point equals 1/100 of 1%) to 5.64% during the second quarter of 2003 compared with 6.51% during the same period of 2002. In comparison, average interest-bearing liabilities grew to $1.27 billion, or 6%. The cost of average interest-bearing liabilities decreased 65 basis points to 1.70% during the second quarter of 2003, from 2.35% in the same period of 2002.

          For the six months ended June 30, 2003, net interest income increased 2% to $32.1 million from $31.5 million for the same period last year. During the first six months of 2003, the Company's net interest margin decreased to 4.31% from 4.54 % for the same period of 2002. Average interest-earning assets grew to $1.54 billion during the first six months of 2003, compared with $1.42 billion for the same period of 2002. The yield on average interest-earning assets decreased 84 basis points to 5.77% during the first six months of 2003, from 6.61% in 2002. In comparison, average interest-bearing liabilities grew to $1.25 billion compared with $1.19 billion for the first six months of 2002. The cost of average interest-bearing liabilities decreased to 1.79% during the first six months of 2003 from 2.48% in the same period of 2002.

NONINTEREST INCOME

          Noninterest income increased $1.1 million or 24% in the second quarter of 2003, and $2.6 million, or 30%, for the first six months of 2003 compared with the same periods in 2002. Increases during the second quarter and first six months of 2003 were primarily centered in residential lending, service charge and other fees, and merchant services income. Increases in service charge and other fees reflect growth in core deposits. Increases in merchant services income is due to the overall growth of the customer base, while residential lending increases were primarily due to continued low mortgage rates.


NONINTEREST EXPENSE

          Total noninterest expense decreased 1% to $14.0 million for the second quarter of 2003, and decreased slightly to $27.7 million for the first six months of 2003 compared with the same period in 2002. The Company's efficiency ratio (noninterest expense divided by the sum of net interest income and noninterest income on a tax equivalent basis, excluding nonrecurring income and expense) was 62.61% for the second quarter 2003 and 62.22% for first six months of the year, compared to 67.97% for the second quarter 2002 and 68.14% for the first six months of 2002. The change in the Company's efficiency ratio is primarily due to growth in noninterest income and controlled noninterest expenses.


NONPERFORMING ASSETS AND LOAN LOSS PROVISION

          The Company's provision for loan losses was $1.0 million for second quarter 2003, compared with $2.0 million for second quarter 2002. For the quarters ended June 30, 2003 and 2002, net loan charge-offs amounted to $278,000 and $1.4 million, respectively. For the first 6 months ended June 30, 2003 and 2002, net loan charge-offs were $1.8 million and $8.0 million, respectively.

          The allowance for loan losses had a net increase of $4.2 million, to $20.0 million at June 30, 2003 as compared to quarter-end a year ago. The allowance for loan losses as a percentage of loans (excluding loans held for sale at each date) improved to 1.82% at June 30, 2003 as compared to 1.36% of loans at June 30, 2002, and 1.63% at year-end 2002. At June 30, 2003, the allowance for loan losses to nonperforming loans was 322% compared to 96.3% at June 30, 2002. The allowance for loan losses to nonperforming assets was 210% compared to 65% the prior year.

          The Company currently has no plans for additional new locations in 2003. In May 2003, the Issaquah branch, a storefront facility in the Issaquah Commons, was closed. Although this location is in a market Columbia would ultimately like to serve, the branch was not performing up to expectations.

          Columbia Banking System, Inc. is a Tacoma-based bank holding company whose wholly owned subsidiary is Columbia Bank, a Washington state-chartered full-service commercial bank with 35 banking offices in Pierce, King, Cowlitz, Kitsap and Thurston counties. Columbia's stock trades on the Nasdaq Stock MarketSM under the symbol COLB.

                                      # # #




NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS NEWS RELEASE INCLUDES FORWARD LOOKING STATEMENTS, WHICH MANAGEMENT BELIEVES ARE A BENEFIT TO SHAREHOLDERS. THESE FORWARD LOOKING STATEMENTS DESCRIBE COLUMBIA'S MANAGEMENT'S EXPECTATIONS REGARDING FUTURE EVENTS AND DEVELOPMENTS SUCH AS FUTURE OPERATING RESULTS, GROWTH IN LOANS AND DEPOSITS, CONTINUED SUCCESS OF COLUMBIA'S STYLE OF BANKING AND THE STRENGTH OF THE LOCAL ECONOMY. THE WORDS "WILL," "BELIEVE," "EXPECT," "SHOULD," AND "ANTICIPATE" AND WORDS OF SIMILAR CONSTRUCTION ARE INTENDED IN PART TO HELP IDENTIFY FORWARD LOOKING STATEMENTS. FUTURE EVENTS ARE DIFFICULT TO PREDICT, AND THE EXPECTATIONS DESCRIBED ABOVE ARE NECESSARILY SUBJECT TO RISK AND UNCERTAINTY THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY AND ADVERSELY. IN ADDITION TO DISCUSSIONS ABOUT RISKS AND UNCERTAINTIES SET FORTH FROM TIME TO TIME IN COLUMBIA'S FILINGS WITH THE SEC, FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) LOCAL, NATIONAL AND INTERNATIONAL ECONOMIC CONDITIONS ARE LESS FAVORABLE THAN EXPECTED OR HAVE A MORE DIRECT AND PRONOUNCED EFFECT ON COLUMBIA THAN EXPECTED AND ADVERSELY AFFECT COLUMBIA'S ABILITY TO CONTINUE ITS INTERNAL GROWTH AT HISTORICAL RATES AND MAINTAIN THE QUALITY OF ITS EARNING ASSETS; (2) CHANGES IN INTEREST RATES REDUCE INTEREST MARGINS MORE THAN EXPECTED AND NEGATIVELY AFFECT FUNDING SOURCES; (3) PROJECTED BUSINESS INCREASES FOLLOWING STRATEGIC EXPANSION OR OPENING OR ACQUIRING NEW BRANCHES ARE LOWER THAN EXPECTED; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF ACQUISITIONS ARE GREATER THAN EXPECTED; (5) COMPETITIVE PRESSURE AMONG FINANCIAL INSTITUTIONS INCREASES SIGNIFICANTLY; (6) LEGISLATION OR REGULATORY REQUIREMENTS OR CHANGES ADVERSELY AFFECT THE BUSINESSES IN WHICH COLUMBIA IS ENGAGED.

FINANCIAL STATISTICS

====================================================================================================================
COLUMBIA BANKING SYSTEM, INC.                            THREE MONTHS ENDED                  SIX MONTHS ENDED
(UNAUDITED) JUNE 30, JUNE 30,                       ----------------------------        ----------------------------
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)               2003              2002              2003              2002
--------------------------------------------------------------------------------------------------------------------
EARNINGS
--------
  Net interest income                               $   16,114        $   15,927        $   32,133        $   31,483
  Provision for loan loss                                1,000             1,980             2,600             9,045
  Noninterest income                                     5,735             4,617            11,288             8,684
  Noninterest expense                                   14,044            14,152            27,738            27,845
  Net income                                             4,765             3,154             9,196             2,726

PER SHARE
---------
  Net income (basic)                                $     0.36        $     0.24        $     0.69        $     0.21
  Net income (diluted)                                    0.35              0.24              0.68              0.20

AVERAGES
--------
  Total assets                                      $1,709,468        $1,578,889        $1,691,358        $1,563,165
  Interest-earning assets                            1,554,936         1,430,752         1,537,953         1,423,888
  Loans                                              1,143,862         1,176,788         1,159,810         1,185,176
  Securities                                           404,914           251,125           370,365           232,146
  Deposits                                           1,455,247         1,317,080         1,451,744         1,304,338
  Core deposits                                        982,948           858,297           970,001           847,040
  Shareholders' Equity                                 140,417           120,324           137,803           120,860

FINANCIAL RATIOS
----------------
  Return on average assets                               1.12%             0.80%             1.10%             0.35%
  Return on average equity                              13.61%            10.51%            13.46%             4.55%
  Net interest margin                                    4.26%             4.54%             4.31%             4.54%
  Efficiency ratio (tax equivalent) (1)                 62.61%            67.97%            62.22%            68.14%
  Average equity to average assets                       8.21%             7.62%             8.15%             7.73%

                                                     JUNE 30           JUNE 30          DECEMBER 31
PERIOD END                                             2003              2002              2002
----------                                          ----------        ----------        ----------
  Total assets                                      $1,724,798        $1,590,862        $1,699,613
  Loans                                              1,098,675         1,160,847         1,175,853
  Allowance for loan losses                             19,994            15,767            19,171
  Securities                                           385,971           242,077           337,412
  Deposits                                           1,542,387         1,346,199         1,487,153
  Core deposits                                      1,079,879           881,013           980,709
  Shareholders' equity                                 144,871           122,990           132,384
Book value per share                                     10.82              9.27              9.95

NONPERFORMING ASSETS
--------------------
  Nonaccrual loans                                  $    6,165        $   15,956        $   16,918
  Restructured loans                                        50               425               187
  Personal property owned                                  769             1,275               916
  Real estate owned                                      2,547             6,668               130
                                                    ----------        ----------        ----------
    Total nonperforming assets                      $    9,531        $   24,324        $   18,151

Nonperforming loans to period-end loans:                 0.57%             1.41%             1.45%
Nonperforming assets to period-end assets:               0.55%             1.53%             1.07%
Allowance for loan losses to period-end loans            1.82%             1.36%             1.63%
Allowance for loan losses to nonperforming loans       321.71%            96.25%           112.08%
Allowance for loan losses to nonperforming assets      209.78%            64.82%           105.62%

Net loan charge-offs                                $    1,777(2)     $    8,012(2)     $   11,343(3)

(1) Noninterest expense divided by the sum of net interest income and noninterest income on a tax equivalent basis, excluding nonrecurring income and expense.
(2) For the six months ended June 30.
(3) For the year ended December 31.

QUARTERLY FINANCIAL STATISTICS
COLUMBIA BANKING SYSTEM, INC.

===================================================================================================================================
                                                                                 THREE MONTHS ENDED
                                                 ----------------------------------------------------------------------------------
UNAUDITED                                          JUNE 30           MAR 31            DEC 31            SEP 30            JUNE 30
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)            2003              2003              2002              2002              2002
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS
--------
  Net interest income                            $   16,114        $   16,019        $   16,587        $   16,219        $   15,927
  Provision for loan loss                             1,000             1,600             2,700             4,035             1,980
  Noninterest income                                  5,735             5,553             5,858             5,508             4,617
  Noninterest expense                                14,044            13,694            13,335            12,473            14,152
  Net income                                          4,765             4,431             4,472             3,687             3,154

PER SHARE
---------
  Net income  [basic]                                  0.36              0.33              0.34              0.28              0.24
  Net income  [diluted]                                0.35              0.33              0.33              0.28              0.24

AVERAGES
--------
  Total assets                                    1,709,468         1,673,047         1,668,848         1,607,831         1,578,889
  Interest-earning assets                         1,554,936         1,520,782         1,518,118         1,451,499         1,430,752
  Loans                                           1,143,862         1,175,935         1,186,886         1,178,493         1,176,788
  Securities                                        404,914           335,432           280,358           242,844           251,125
  Deposits                                        1,455,247         1,448,203         1,454,955         1,378,396         1,317,080
  Core deposits                                     982,948           956,909           951,165           893,548           858,297
  Shareholders' Equity                              140,417           135,160           129,137           125,421           120,324

FINANCIAL RATIOS
----------------
  Return on average assets                            1.12%             1.07%             1.06%             0.91%             0.80%
  Return on average equity                           13.61%            13.30%            13.74%            11.66%            10.51%
  Net interest margin                                 4.26%             4.37%             4.42%             4.52%             4.54%
  Efficiency ratio (tax equivalent)                  62.61%            61.82%            60.28%            62.10%            67.97%
  Average equity to average assets                    8.21%             8.08%             7.74%             7.80%             7.62%

PERIOD END
----------
  Total assets                                    1,724,798         1,758,587         1,699,613         1,661,370         1,590,862
  Loans                                           1,098,675         1,146,527         1,175,853         1,167,633         1,160,847
  Allowance for loan losses                          19,994            19,272            19,171            18,426            15,767
  Securities                                        385,971           426,088           337,412           253,114           242,077
  Deposits                                        1,542,387         1,489,039         1,487,153         1,437,728         1,346,199
  Core deposits                                   1,079,879         1,006,121           980,709           945,502           881,013
  Shareholders' equity                              144,871           137,594           132,384           127,699           122,990

Book value per share                                  10.82             10.32              9.95              9.63              9.27

NONPERFORMING ASSETS
--------------------
  Nonaccrual loans                                    6,165            10,532            16,918            15,027            15,956
  Restructured loans                                     50               130               187               425               425
  Personal property owned                               769               836               916             1,148             1,275
  Real estate owned                                   2,547             2,500               130             4,681             6,668
                                                 ----------        ----------        ----------        ----------        ----------
    Total nonperforming assets                        9,531            13,998            18,151            21,281            24,324

Nonperforming loans to period-end loans               0.57%             0.93%             1.45%             1.32%             1.41%
Nonperforming assets to period-end assets             0.55%             0.80%             1.07%             1.28%             1.53%
Allowance for loan losses to period-end loans         1.82%             1.68%             1.63%             1.58%             1.36%
Allowance for loan losses to nonperforming loans    321.71%           180.75%           112.08%           119.25%            96.25%
Allowance for loan losses to nonperforming assets   209.78%           137.68%           105.62%            86.58%            64.82%

Net loan charge-offs                                    278             1,499             1,955             1,376             1,439

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
COLUMBIA BANKING SYSTEM, INC.
(UNAUDITED)

==================================================================================================================
                                                         THREE MONTHS ENDED JUNE 30,     SIX MONTHS ENDED JUNE 30,
                                                          -------------------------      -------------------------
(IN THOUSANDS EXCEPT PER SHARE)                              2003           2002            2003           2002
------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                     $   17,861     $   19,929      $   36,473     $   40,408
Securities available for sale                                  3,557          2,970           6,654          5,542
Securities held to maturity                                       43             53              87            112
Deposits with banks                                               18             12              45             55
-----------------------------------------------------     ----------     ----------      ----------     ----------
  Total interest income                                       21,479         22,964          43,259         46,117

INTEREST EXPENSE
Deposits                                                       4,770          6,099           9,976         12,814
Federal Home Loan Bank advances                                  323            633             600          1,205
Trust preferred obligations                                      272            305             550            615
-----------------------------------------------------     ----------     ----------      ----------     ----------
  Total interest expense                                       5,365          7,037          11,126         14,634
-----------------------------------------------------     ----------     ----------      ----------     ----------

NET INTEREST INCOME                                           16,114         15,927          32,133         31,483
Provision for loan losses                                      1,000          1,980           2,600          9,045
-----------------------------------------------------     ----------     ----------      ----------     ----------
  Net interest income after provision for loan losses         15,114         13,947          29,533         22,438

NONINTEREST INCOME
Service charges and other fees                                 2,351          1,976           4,746          3,918
Mortgage banking                                               1,117            563           2,198          1,159
Merchant services fees                                         1,517          1,233           2,808          2,279
Gain on sale of investment securities, net                       234            234
Bank owned life insurance (BOLI)                                 368            374             766            604
Other                                                            382            237             770            490
-----------------------------------------------------     ----------     ----------      ----------     ----------
  Total noninterest income                                     5,735          4,617          11,288          8,684

NONINTEREST EXPENSE
Compensation and employee benefits                             7,382          7,410          14,554         14,699
Occupancy                                                      2,210          2,054           4,397          4,021
Merchant processing                                              638            506           1,134            923
Advertising and promotion                                        545            647           1,052          1,323
Data processing                                                  467            471             916            932
Legal & Professional services                                    470            399             984            809
Taxes, licenses & fees                                           362            423             812            851
Net cost (gains) of OREO                                          42             (7)             37            (34)
Other                                                          1,928          2,249           3,852          4,321
-----------------------------------------------------     ----------     ----------      ----------     ----------
  Total noninterest expense                                   14,044         14,152          27,738         27,845
-----------------------------------------------------     ----------     ----------      ----------     ----------
Income before income taxes                                     6,805          4,412          13,083          3,277
Provision for income taxes                                     2,040          1,258           3,887            551
-----------------------------------------------------     ----------     ----------      ----------     ----------
NET INCOME                                                $    4,765     $    3,154      $    9,196     $    2,726
=====================================================     ==========     ==========      ==========     ==========

Net income per common share:
  Basic                                                   $     0.36     $     0.24      $     0.69     $     0.21
  Diluted                                                       0.35           0.24            0.68           0.20
Dividend declared per common share                              0.05                           0.05
Average number of common shares outstanding                   13,359         13,157          13,342         13,151
Average number of diluted common shares outstanding           13,530         13,311          13,477         13,303

CONSOLIDATED CONDENSED BALANCE SHEETS
COLUMBIA BANKING SYSTEM, INC.
(UNAUDITED)
(IN THOUSANDS)

========================================================================================================
                                                                                JUNE 30,     DECEMBER 31,
                                                                                  2003           2002
--------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                        $   72,170     $   67,058
Interest-earning deposits with banks                                               56,368         18,425
--------------------------------------------------------------------------     ----------     ----------
    Total cash and cash equivalents                                               128,538         85,483

Securities available for sale at fair value (amortized cost of $364,282
  and $320,499 respectively)                                                      370,012        321,513
Securities held to maturity (fair value of $6,253 and $6,412 respectively)          6,023          6,192
Federal Home Loan Bank stock                                                        9,936          9,707
Loans held for sale                                                                32,438         22,102
Loans, net of unearned income of ($2,680) and ($2,625) respectively             1,098,675      1,175,853
  Less: allowance for loan losses                                                  19,994         19,171
--------------------------------------------------------------------------     ----------     ----------
    Loans, net                                                                  1,078,681      1,156,682

Interest receivable                                                                 6,692          6,710
Premises and equipment, net                                                        51,739         52,921
Real estate owned                                                                   2,547            130
Other                                                                              38,192         38,173
--------------------------------------------------------------------------     ----------     ----------
Total Assets                                                                   $1,724,798     $1,699,613
==========================================================================     ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing                                                            $  324,694     $  299,862
Interest-bearing                                                                1,217,693      1,187,291
--------------------------------------------------------------------------     ----------     ----------
    Total deposits                                                              1,542,387      1,487,153

Federal Home Loan Bank advances                                                     7,133         46,470
Trust preferred obligations                                                        21,466         21,433
Other liabilities                                                                   8,941         12,173
--------------------------------------------------------------------------     ----------     ----------
    Total liabilities                                                           1,579,927      1,567,229


Shareholders' equity:
  Preferred stock (no par value)
    Authorized, 2 million shares; none outstanding

                                                  June 30,     December 31,
  Common stock (no par value)                       2003           2002
                                                 ----------     ----------
    Authorized shares                                60,032         60,032
    Issued and outstanding                           13,386         13,310        111,922        111,028
  Retained earnings                                                                29,224         20,696
  Accumulated other comprehensive income  -
    Unrealized gains on securities available for sale, net of tax                   3,725            660
--------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                    144,871        132,384
--------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity                                     $1,724,798     $1,699,613
========================================================================================================